    EXHIBIT 99.2

CRACKER	POST OFFICE BOX 787
BARREL	LEBANON, TENNESSEE
OLD COUNTRY STORE [LOGO]	37088-0708

NASDAQ: CBRL

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CRACKER BARREL OLD COUNTRY STORE, INC. NAMES
 SANDRA B. COCHRAN AS CHIEF FINANCIAL OFFICER

LEBANON, Tenn. -- March 13, 2009 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel,” or the “Company”) (Nasdaq: CBRL) today announced that its Board of Directors has elected Sandra B. Cochran the Company’s Executive Vice President and Chief Financial Officer.  Cochran will have responsibility for all aspects of the Company’s finance, accounting, strategic planning, investor relations and information services functions.  She will report to Chairman, President and Chief Executive Officer Michael A. Woodhouse.  She joins Cracker Barrel on April 6.

“We are pleased to have someone with Sandy’s experience joining Cracker Barrel,” said Woodhouse.  “Sandy brings great talent and skills both in finance and in business leadership.  Having been both CEO and CFO of a retailing company gives her the ability to contribute broadly to our finance, operations and business strategy.”

Cochran brings five years experience as the chief executive officer at the nation’s third largest book retailer, Books-A-Million, Inc.   She also served as that company’s president from 1999 and as its chief financial officer from 1993 to 1999.  As Vice President, Finance at Books-A-Million, she was part of the leadership team which took the company public in 1992 and completed a secondary offering in October 1993.  Prior to joining Books-A-Million, Cochran held the position of Vice President, Corporate Finance of SunTrust Securities, Inc., a subsidiary of SunTrust Banks, Inc., for seven years.  Cochran holds a chemical engineering degree from Vanderbilt University and a master of business administration from Pacific Lutheran University.  Following graduation from Vanderbilt, she entered the United States Army where she ultimately served as a Captain in the Ninth Infantry Division.

The Company also announced that, in connection with Ms. Cochran’s election, the Compensation Committee of the Company’s Board of Directors approved the award to her of an option to purchase 25,000 shares of the

-MORE-

Cracker Barrel Old Country Store, Inc. Names Chief Financial Officer

March 13, 2009

Company’s common stock and 25,000 shares of restricted stock.  The option is a non-qualified stock option and has an exercise price equal to the fair market value of the underlying shares as of the grant date.  The option vests ratably over three years, subject to Ms. Cochran’s continued service. The option has a maximum term of ten (10) years.  The restricted stock vests 1/3 in two years and the remainder in three years, subject to Ms. Cochran’s continued service.  The option and restricted stock were granted as inducements material to employment in accordance with NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).

About Cracker Barrel

Cracker Barrel Old Country Store restaurants provide a friendly home-away-from-home in their old country stores and restaurants.  Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurant serves up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as its signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 and operates 588 company-owned locations in 41 states.  Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m.  For more information, visit: crackerbarrel.com.

-END-